Exhibit 99.3
OCTOBER 29, 2024 THIRD-QUARTER 2024 FINANCIAL RESULTS

Edison International | Third-Quarter 2024 Earnings Call 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, and increased costs due to supply chain constraints, inflation and rising interest rates; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital investment program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“) • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Edison International | Third-Quarter 2024 Earnings Call 2 Third Quarter Key Messages $1.33 Q3 2024 GAAP EPS $1.51 Q3 2024 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20283 Reiterated 5–7% Core EPS CAGR 2021–20252 Narrowed $4.80–5.00 2024 Core EPS Guidance1 Continued strong quarterly results; narrowing 2024 Core EPS guidance In final stages of two key regulatory proceedings: awaiting proposed decisions on TKM settlement agreement and 2025 GRC Reaffirmed commitment, and released detailed plan, to reach net-zero emissions by 2045 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 3. Compound annual growth rate (CAGR) based on the midpoint of the 2025 EPS guidance range of $5.50–5.90 2 Continued confidence in delivering on 5–7% Core EPS growth for 2021–2025 and 2025–2028 1 2 3 5 4 Remarkable success over last several years managing unprecedented climate challenges

Resolution of legacy wildfires entering final stages: TKM settled and Woolsey application filed

Both cost recovery applications for 2017/2018 Wildfire/Mudslide Events now filed

	TKM (A.23-08-013)	**Woolsey** (A.24-10-002)
Value	~$1.6 billion *(Settlement value)*[1]	~$5.4 billion *(Request)*
Next Steps	Response to ALJ request for more information due Nov. 4[2] Settlement pending CPUC approval *(expected by first half of 2025)*	Protests due Nov. 12 SCE proposed scoping memo issuance by mid-December
Avg. Residential Customer Cost[3]	~$1.00/month *(vs. average bill of ~$174)*	~$3.44/month
Remaining Ind. Plaintiffs	~80	~360

1. Settlement would authorize recovery of 60% of WEMA costs (claims and associated financing and legal expenses) and 85% of CEMA costs
2. ALJ requested comments on rate recovery proposal if Settlement Agreement is approved but securitization request is denied
3. For WEMA costs only. Estimated cost assuming securitization. Average bill shown is for non-CARE residential customers

TKM: 2025 Modeling Considerations

CPUC final decision on settlement triggers accounting in the quarter received

- ~30¢ one-time core EPS benefit (for interest incurred up to decision date)
- Begin deferring interest expense on $1.6 billion of debt (full-year run rate of 14¢)

Securitization follows CPUC approval of financing order

- SCE will file separate application following final approval of settlement agreement
- Expect ~6 months for review and implementation
- Proceeds of ~$1.6 billion expected by year-end 2025

Use of proceeds

- Offsets normal-course debt issuances as SCE reallocates outstanding debt for rate base growth

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2025 GRC record complete — now awaiting proposed decision

All steps by parties complete. Awaiting issuance of proposed decision

Event	Date
☑ Reply Briefs	August 5, 2024
☐ Proposed Decision (PD)	TBD
☐ Oral Arguments	TBD
☐ **Final Decision**	**≥30 days after PD**

Annual GRC Revenue Requirement Increases[1]
$ Millions

2025	2026	2027	2028
~$1,900	~$670	~$750	~$730

**Final decision will be retroactive to January 1, 2025*

Partial settlements[2] with intervenors covering 12 areas

- Represents ~19% of O&M and ~8% of capital request
- Would approve ~96% of requests in respective areas

✓ Wildfire Liability Customer-funded Self-insurance
✓ Billing Services, Credit and Payment Services
✓ Business Customer Services and Communications, Education, and Outreach
✓ Customer Experience Management
✓ Customer Programs Management
✓ Customer Contacts
✓ Environmental Services
✓ Employee Support
✓ Capital Forecast for Enterprise Technology and OU Capitalized Software (Technology Solutions)
✓ Training & Development
✓ Non-Wildfire Insurance
✓ Cybersecurity and Physical Security

1. Does not reflect updates to 2025 cost of capital
2. Refers to stipulated agreements entered into the GRC's procedural record and the CPUC-approved Joint Motion For Early Decision Extending The Wildfire Liability Customer-Funded Self-Insurance Program

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Edison International | Third-Quarter 2024 Earnings Call 5 “Our team has achieved remarkable success over the last several years managing unprecedented climate challenges, making our operations more resilient and positioning us strongly for the growth ahead” - Pedro Pizarro, president and CEO Strong regulatory decisions and cost recovery in increasingly constructive CPUC environment ✓ Industry-leading wildfire mitigation plan execution, with 85% of high fire risk areas physically hardened ✓ Upcoming regulatory actions on TKM settlement and 2025 GRC will further strengthen financial outlook ✓

SCE's wildfire mitigation and improved state fire suppression have significantly reduced damage when ignitions occur[1]

Significant decrease in acres burned from SCE's ignitions[1]

Thousands of Acres Burned from CPUC-reportable and ESIR ignitions in SCE's High Fire Risk Area (HFRA)[1]



304.5
0.2
2017
2018
2019
2020
2021
2022
2023
YTD 2024
Substantial physical hardening and fire suppression enhancements

	2017	2024
SCE Covered Conductor Miles	–	6,100+
CAL FIRE Budget ($Bn)[2]	$2.0	$4.2

	2017	2018	2019	2020	2021	2022	2023	YTD 2024
SCE Ignitions in HFRA[1]	56	49	47	57	51	45	19	34

1. Refers to CPUC reportable ignitions (>1 linear meter) and Electric Safety Incident Report (ESIR) ignitions in SCE's high fire risk area (HFRA). Ignitions and the associated acres burned includes acres burned from ESIR ignitions where a cause is undetermined: most notable are 2022 Fairview Fire (28.307 acres) & 2024 Pauba Fire (101 acres). Year-to-date 2024 data is as of September 30, 2024. The provision of ignition data should not be construed as an admission of any wrongdoing or liability by SCE. SCE further notes that the damages metrics provided may be tracked by other agencies and thus, SCE does not guarantee the accuracy of such information. Additionally, in many instances the cause of wildfires are still under investigation and even where an Authority Having Jurisdiction has issued a report on the cause, SCE may dispute the conclusions of such report
2. As initially enacted. Does not include subsequent Emergency Fund funding

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Edison International | Third-Quarter 2024 Earnings Call 7 Neutralize remaining emissions: Mostly from natural gas generation supporting reliability and affordability EIX is directly contributing to California’s clean energy transition by taking steps to reach net zero Deliver Carbon-Free Power to SCE’s Customers: Increase clean power procurement and decrease natural gas generation use, in line with commitment to deliver 100% carbon-free power by 2045 1 2 3 Reduce Operational Emissions: Engaging vendors to reduce supply chain emissions, phasing out older technology, and continuing to electrify vehicle fleet Source: EIX’s Reaching Net Zero analysis. See EIX’s Reaching Net Zero paper for additional information on the analysis and its methodology 10.3 (7.2) (1.1) (2.0) 2020 Emissions Power Delivery-related Operational Neutralized Our Net-Zero Action Plan Reducing Scope 1, 2, and 3 Emissions Reaching net-zero GHG Emissions by 2045 GHG Emissions Reductions by 2045 (MMT CO2e) Net Zero by 2045

Third-Quarter Earnings Summary

		Q3 2024		Q3 2023		Variance
Basic Earnings Per Share (EPS)						
SCE	$	1.56	$	0.62	$	0.94
EIX Parent & Other		(0.23)		(0.22)		(0.01)
Basic EPS	**$**	**1.33**	**$**	**0.40**	**$**	**0.93**
Less: Non-core Items[1]						
SCE	$	(0.18)	$	(0.98)	$	0.80
EIX Parent & Other		—		—		—
Total Non-core Items	**$**	**(0.18)**	**$**	**(0.98)**	**$**	**0.80**
Core Earnings Per Share (EPS)						
SCE	$	1.74	$	1.60	$	0.14
EIX Parent & Other		(0.23)		(0.22)		(0.01)
Core EPS	**$**	**1.51**	**$**	**1.38**	**$**	**0.13**

Key SCE EPS Drivers[2]			
Higher revenue[3,4]		$	0.46
GRC escalation	0.36		
Other CPUC revenue	0.06		
FERC and other operating revenue	0.04		
Higher O&M[4]			(0.17)
Higher depreciation[4]			(0.09)
Higher net financing costs[4]			(0.08)
Income taxes[3]			0.09
Other			(0.06)
Property and other taxes[4]	(0.05)		
Other income and expenses	(0.01)		
Results prior to impact from share dilution		$	0.15
Impact from share dilution			(0.01)
Total core drivers		$	0.14
Non-core items[1]			0.80
Total		$	0.94

EIX EPS[2]		
Total core drivers	$	(0.01)
Non-core items		—
Total	$	(0.01)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 third quarter key EPS drivers are reported based on 2023 weighted-average share count of 383.4 million. 2024 third quarter weighted-average shares outstanding is 386.7 million
3. Includes $0.07 lower revenue related to higher tax benefit subject to balancing accounts and offset with income taxes
4. Includes $0.20 recovered through regulatory mechanisms and offset with O&M $(0.12), depreciation $(0.05) and interest expense $(0.02) and property and other taxes $(0.01)

Note: Diluted earnings were $1.32 and $0.40 per share for the three months ended September 30, 2024 and 2023, respectively

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Edison International | Third-Quarter 2024 Earnings Call 9 5.2 5.6 6.7 7.2 7.2 7.0 0.2 0.4 0.8 0.9 1.0 0.7 $5.4 $6.0 $7.5 $8.1 $8.2 $7.7 2023 2024 2025 2026 2027 2028 Capital deployment expected to increase in 2025–20281 Range Case2 (Recorded) $5.6 $6.6 $6.8 $6.8 $6.4 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside CPUC FERC Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+ Forecast 1. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations

Edison International | Third-Quarter 2024 Earnings Call 10 33.6 35.9 41.8 45.3 48.7 51.8 7.6 7.5 7.6 7.7 8.1 8.8 $41.2 $43.4 $49.4 $53.0 $56.8 $60.6 2023 2024 2025 2026 2027 2028 Projected ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside CPUC FERC ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 (Recorded) $43.0 $48.1 $50.4 $52.8 $55.3 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+ 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

~$4.5 billion
memo account recovery 2021–Q3 2024[1]

~$1.6 billion
securitizations of AB 1054 capex completed

~$3.2 billion
remaining recoveries through 2026

Remaining GRC and Wildfire-related Application Recoveries

$ in Millions

Approved Applications

Application / Account	Balance @ Sept. 30, '24	Recovery Through	Remaining Rate Recovery by Year Q4 2024	2025	2026
✓ 2022 CEMA	288	Sept. '25	72	216	–
✓ 2021 WM/VM	253	May '25	95	158	–
✓ 2022 WM/VM—interim rate recovery	210	Feb. '26	37	148	25
✓ GRC Tracks 2 & 3	190	Sept. '25	67	122	–
✓ CSRP Track 1	124	Dec. '25	22	102	–
✓ 2021 CEMA & Others	71	Varies	52	19	–
Total	**1,135**		**344**	**766**	**25**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2,3]	Expected Amort.[2]	Expected Rate Recovery by Year[3] Q4 2024	2025	2026
WMCE	326	12 months	–	82	245
2022 WM/VM—non-interim rate recovery	174	12 months	–	102	73
Total Rate Recovery	**500**		**–**	**184**	**318**
TKM Securitization	1,627	n/a	–	1,627	–
Total Including Securitization	**2,127**		**–**	**1,810**	**318**

1. Includes ~$1.6 billion recovered through securitization of AB 1054 capital expenditures
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval. For TKM securitization, amount reflects costs recovered upfront. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

Note: Numbers may not add due to rounding

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EIX narrows 2024 Core EPS guidance to $4.80–5.00

EIX 2024 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023	2024 YTD	2024 Guidance
Rate Base EPS	5.51	4.54	6.06–6.10
SCE Operational Variance	0.82	0.64	0.57–0.70
SCE Costs Excluded from Authorized	(0.76)	(0.66)	(0.95)–(0.94)
EIX Parent and Other			
Operational expense	(0.11)	(0.07)	(0.10)–(0.09)
Interest expense, pref. div.	(0.70)	(0.57)	(0.78)–(0.77)
EIX Consolidated Core EPS	**$4.76**	**$3.88**	**$4.80–5.00**
Share Count (in millions)	*383.2*	*385.6*	*385.7*

2024 Modeling Considerations

Rate Base EPS: CPUC ROE: 10.75% / FERC ROE: 10.30%

SCE Operational Variance includes:

- AFUDC ~48¢
- 2022 CEMA ***(Approved in May)*** ~14¢

SCE Costs Excluded From Authorized includes:

- Wildfire claims debt interest[1] 62–64¢
  - Reflects refinancing of maturing wildfire claims debt
  - Additional debt issuance

Parent Interest Expense and Preferred Dividends:

- Reflects full year of debt issued in 2023 in excess of amounts needed to fund preferred stock repurchase and lower gain on repurchase

1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery being sought as part of cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

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EIX reaffirms 5–7% 2021–2025 Core EPS growth rate target, which would result in 2025 Core EPS of $5.50–5.90[1]

2025 Core Earnings per Share Component Ranges

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.60–6.80	• CPUC ROE of 10.33% and FERC ROE 10.30% • Reflects reduction in 2025 ROE from Cost of Capital Phase 2 decision
SCE Op. Variance 0.75–0.95	• AFUDC is the largest contributor: ~$0.40 • Timing of regulatory decisions and other variances from authorized • Financing benefits (timing and market environment)
SCE Costs Excluded from Authorized (1.00)–(0.90)	• Primarily wildfire claims payment-related debt • Current interest rate assumption of 5.3% (sensitivity: ~0.5¢ per ±50bps change)
EIX Parent & Other (0.88)–(0.93)	• Current interest rate assumption of 6.1% (sensitivity: ~0.5¢ per ±50bps change)

Does not incorporate upside from TKM settlement

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range

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Edison International | Third-Quarter 2024 Earnings Call 14 EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing minimal equity needs 1. For 2025, represents the midpoint of the 2025 Core EPS guidance range for $5.50–5.90 2. Financing plan is subject to change. Does not incorporate potential cost recovery in the 2017/2018 Wildfire/Mudslide cost recovery proceedings, which could materially change the financing plan 3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors 4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 5–7% CAGR Uses Sources 2025–2028 EIX consolidated financing plan2 $ in Billions Capital Plan $27–32 Dividends3 $6–7 Net cash provided by operating activities $25–28 Incremental Debt4 $8–11 Equity ~$0.4

EIX offers double-digit total return potential

5–7% Core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	20 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[3] before potential P/E multiple expansion driven by estimated 85–90%+ wildfire risk reduction[4], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on October 28, 2024
3. At current P/E multiple. Excludes changes in P/E multiple
4. Risk reduction based on mitigations through December 31, 2023

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ADDITIONAL INFORMATION

Year-to-Date Earnings Summary

	YTD 2024	YTD 2023	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 3.09	$ 2.69	$ 0.40
EIX Parent & Other	(0.64)	(0.55)	(0.09)
Basic EPS	**$ 2.45**	**$ 2.14**	**$ 0.31**
Less: Non-core Items[1]			
SCE	$ (1.43)	$ (1.43)	$ —
EIX Parent & Other	—	0.09	(0.09)
Total Non-core Items	**$ (1.43)**	**$ (1.34)**	**$ (0.09)**
Core Earnings Per Share (EPS)			
SCE	$ 4.52	$ 4.12	$ 0.40
EIX Parent & Other	(0.64)	(0.64)	—
Core EPS	**$ 3.88**	**$ 3.48**	**$ 0.40**

Key SCE EPS Drivers[2]		
Higher revenue[3,4]		$ 1.65
GRC escalation	1.00	
Other CPUC revenue	0.63	
FERC and other operating revenue	0.02	
Higher O&M[4]		(0.61)
Wildfire-related claims		0.01
Higher depreciation[4]		(0.31)
Higher net financing costs[4]		(0.37)
Income taxes[3]		0.13
Other		(0.07)
Property and other taxes[4]	(0.10)	
Other income and expenses	0.03	
Results prior to impact from share dilution		$ 0.43
Impact from share dilution		(0.03)
Total core drivers		$ 0.40
Non-core items[1]		-
Total		$ 0.40

EIX EPS[2]	
Total core drivers	$ —
Non-core items[1]	(0.09)
Total	$ (0.09)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 year-to-date key EPS drivers are reported based on 2023 weighted-average share count of 383.0 million. 2024 year-to-date weighted-average shares outstanding is 385.6 million
3. Includes $0.12 lower revenue related to higher tax benefit subject to balancing accounts and offset with income taxes
4. Includes $0.83 recovered through regulatory mechanisms and offset with O&M $(0.55), depreciation $(0.15), interest expense $(0.08) and property and other taxes $(0.05)

Note: Diluted earnings were $2.44 and $2.13 per share for the nine months ended September 30, 2024 and 2023, respectively

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Key Takeaways of TKM Settlement Agreement

Authorized Amounts	**60%** of claims, financing, and legal costs (~$1.6 billion WEMA recovery) **85%** of restoration costs (~$55 million CEMA recovery)
Permanent Capital Structure Exclusion	Permanently exclude after-tax charges to equity and associated debt from SCE's CPUC regulatory capital structure
Cost Recovery	SCE will file separate application seeking approval to recover authorized WEMA amounts through issuance of securitized bonds CEMA amounts will be recovered through normal course recovery (i.e., rate base)
Next Steps	Response to ALJ request for more information due Nov. 4[1] SCE anticipates proposed decision by first half of 2025 Following final settlement approval, separate application to issue securitized bonds expected to take 6 months for CPUC review SCE anticipates securitized bond proceeds would be received by end of 2025[2]

1. ALJ requested comments on rate recovery proposal if Settlement Agreement is approved but securitization request is denied
2. Assuming securitization approved

Edison International | Third-Quarter 2024 Earnings Call

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SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2025 GRC** (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Awaiting proposed decision*
Wildfire	**TKM Cost Recovery** (A.23-08-013)	Requesting approval of settlement agreement with Cal Advocates that would result in recovery of $1.6 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and $55 million of restoration costs	*Comments on ALJ request for more information — Nov. 4–13* *Awaiting proposed decision on motion for approval of settlement agreement*
	Woolsey Cost Recovery (A.24-10-002)	Request recovery of $5.4 billion of costs to resolve claims associated with the Woolsey fire and $84 million of restoration costs	*Protests due November 12* *SCE requested prehearing conference and scoping ruling in December*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$384MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; Interim rate recovery of $210 million over 17-month period approved by CPUC in July 2024	*Evidentiary hearings (if needed) scheduled for November 19 & 20* *Opening briefs due December 17*
	Wildfire Mitigation & Vegetation Management, Catastrophic Events (WMCE) (A.24-04-005)	Requesting approval of $326MM of rev. req. for incremental 2023 wildfire mitigation capex and O&M, incremental 2023 veg. management O&M, cumulative 2019–2023 incremental wildfire covered conductor program capex, storm-related costs associated with certain 2020–2022 events, and certain wildfire liability insurance premium expenses	*Intervenor testimony due December 6; All parties' rebuttal testimony due January 15*

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Edison International | Third-Quarter 2024 Earnings Call 20 Woolsey Cost Recovery Proposed Schedule Event SCE Proposed Date ✓ Application Filed October 8, 2024 Protests and responses November 12, 2024 SCE’s reply to protests November 22, 2024 Prehearing Conference Early December 2024 Scoping ruling issued Mid-December 2024 Intervenors’ prepared direct testimony Mid-March 2025 Rebuttal testimony Mid-May 2025 Evidentiary Hearings Mid-August 2025 Opening Briefs Mid-October 2025 Reply Briefs Mid-November 2025 Proposed Decision (PD) February 2026 Final Decision March 2026 20

Edison International | Third-Quarter 2024 Earnings Call 21 SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2024C 600 3/1/26 5.350% 2023C 400 6/1/26 4.900% 2024G 500 9/6/26 4.400% 2024A 500 2/1/27 4.875% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2023E 550 10/1/28 5.650% 2024D 600 6/1/29 5.150% 2024F 750 6/1/31 5.450% 2022E 350 6/1/52 5.450% Total $7,000 Forecasted 2024 Interest (pre-tax): ~$335 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of September 30, 20241 Interest expense not currently recoverable in rates, however, included in 2017/2018 Wildfire/Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events – When approved, TKM settlement agreement would authorize permanent exclusion for disallowed TKM costs

Edison International | Third-Quarter 2024 Earnings Call 22 Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex ~5¢ AFUDC Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.33%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Net Income (Loss) Available to Edison International, $ in Millions

	Q3 2024	Q3 2023	2024	2023
SCE	$ 602	$ 239	$ 1,190	$ 1,029
EIX Parent & Other	(86)	(84)	(246)	(210)
Basic Earnings	**$ 516**	**$ 155**	**$ 944**	**$ 819**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(7)	(458)	(485)	(560)
Other Wildfires claims and expenses, net of recoveries	(3)	(7)	(124)	(7)
Wildfire Insurance Fund expense	(36)	(54)	(109)	(159)
Severance costs, net of recovery	(44)	—	(44)	—
2021 NDCTP disallowance	—	—	—	(30)
Customer cancellations of certain ECS data services	—	—	—	(17)
Insurance recovery related to employment litigation matter	—	—	—	10
Income tax benefit[1]	25	145	213	214
Subtotal SCE	***(65)***	***(374)***	***(549)***	***(549)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	(1)	(3)	(2)	42
Income tax benefit (expense)[1]	—	1	—	(9)
Subtotal EIX Parent & Other	***(1)***	***(2)***	***(2)***	***33***
Less: Total non-core items	**$ (66)**	**$ (376)**	**$ (551)**	**$ (516)**
SCE	667	613	1,739	1,578
EIX Parent & Other	(85)	(82)	(244)	(243)
Core Earnings	**$ 582**	**$ 531**	**$ 1,495**	**$ 1,335**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International[1]

	Q3 2024	Q3 2023	2024	2023
Basic EPS	**$ 1.33**	**$ 0.40**	**$ 2.45**	**$ 2.14**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.02)	(1.19)	(1.26)	(1.46)
Other Wildfires claims and expenses, net of recoveries	(0.01)	(0.02)	(0.32)	(0.02)
Wildfire Insurance Fund expense	(0.09)	(0.14)	(0.28)	(0.42)
Severance costs, net of recovery	(0.11)	—	(0.11)	—
2021 NDCTP disallowance	—	—	—	(0.08)
Customer cancellations of certain ECS data services	—	—	—	(0.04)
Insurance recovery related to employment litigation matter	—	—	—	0.03
Income tax benefit[2]	0.05	0.37	0.54	0.56
Subtotal SCE	***(0.18)***	***(0.98)***	***(1.43)***	***(1.43)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	—	—	—	0.11
Income tax expense[2]	—	—	—	(0.02)
Subtotal EIX Parent & Other	***—***	***—***	***—***	***0.09***
Less: Total non-core items	***(0.18)***	***(0.98)***	***(1.43)***	***(1.34)***
Core EPS	**$ 1.51**	**$ 1.38**	**$ 3.88**	**$ 3.48**

1. 2024 EPS drivers are presented based on weighted-average share counts of 386.7 million and 385.6 million for Q3 and YTD, respectively; 2023 EPS drivers are presented based on weighted-average share counts of 383.4 million and 383.0 million for Q3 and YTD, respectively
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

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Edison International | Third-Quarter 2024 Earnings Call 25 Low High Basic EIX EPS $3.37 $3.57 Total Non-Core Items1 (1.43) (1.43) Core EIX EPS $4.80 $5.00 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2024 EPS Available to Edison International

Edison International | Third-Quarter 2024 Earnings Call 26 Use of Non-GAAP Financial Measures EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (loss) internally for financial planning and for analysis of performance. Core earnings (loss) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (loss) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (loss) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation.